Exhibit 23.3

DR. ALEXANDER RUSS	PD DR. MARTIN OPPITZ
RECHTSANWALT	RECHTSANWALT

STRAUCHGASSE 3 A-1010 WIEN TEL +43-1-3883080 EMAIL RUSS@EUNOMIA.AT	STRAUCHGASSE 3 A-1010 WIEN TEL +43-1-3883080 EMAIL OPPITZ@EUNOMIA.AT

November 17, 2025

Oesterreichische Kontrollbank Aktiengesellschaft

Registration Statement Pursuant to Schedule B

We hereby consent to the use of our names and the making of the statements with respect to us which are set forth under the captions “Enforcement of Liabilities”, “Description of Guaranteed Debt Securities—Governing Law” and “Legal Opinions” in the Registration Statement filed pursuant to Schedule B by Oesterreichische Kontrollbank Aktiengesellschaft and the Republic of Austria with the Securities and Exchange Commission of the United States.

In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/S/ ALEXANDER RUSS
RA Dr. Alexander Russ

/S/ MARTIN OPPITZ
RA Priv.-Doz. Dr. Martin Oppitz